UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	26-3356075
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Woodland Square Loop SE, Lacey, Washington	98530
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, $.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates:  333-154734

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None
(Title of class)

Item 1.  Description of Registrant=s Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading ADescription of Capital Stock of Anchor Bancorp,@ AOur Policy Regarding Dividends@ and AMarket for the Common Stock@ in the Registrant=s Registration Statement on Form S-1 filed on October 24, 2008 and subsequently amended (File No. 333-154734) (ARegistration Statement@).  For a description of the provisions of the registrant=s charter and bylaws that may render a change in control of the Registrant more difficult, reference is made to ARestrictions on Acquisition of Anchor Bancorp and Anchor Bank@ in the Registrant=s Registration Statement referenced above.

Item 2.  Exhibits

1.
Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)	Charter

Incorporated by reference to Exhibit 3.1 to the Registrant=s Registration Statement.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant=s Registration Statement.

(c)	Plan of Conversion

Incorporated by reference to Exhibit 2 to the Registrant=s Registration Statement.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4 to the Registrant=s Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANCHOR BANCORP

By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer

Date: November 12, 2010